UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

WM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39021	98-1605615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(844) 933-3627
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	MAPS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MAPSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
The information in Item 5.02 on this Current Report on Form 8-K is hereby incorporated by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment and Severance Arrangements with Chief Financial Officer
On January 29, 2026, the Company entered into an executive employment agreement with Ms. Echard (the “Employment Agreement”), effective January 30, 2026. Under the Employment Agreement, Ms. Echard is eligible to receive (i) an annual base salary of $460,000, (ii) an annual target bonus equal to 65% of her annual base salary, and (iii) other benefits on the same basis as those benefits are made available to other similarly situated employees of the Company. In connection with the Employment Agreement, the Company terminated that certain Executive Services Agreement by and between the Company and SeatonHill Partners, LP (“SeatonHill”) dated July 16, 2023, as amended, by which SeatonHill previously provided the full-time services of a Ms. Echard, a partner of SeatonHill, as a Chief Financial Officer to the Company.
The Compensation Committee of the Board also designated Ms. Echard as eligible to receive severance benefits as an “Eligible Employee” pursuant to the Company’s Amended and Restated Severance and Change in Control Plan (the “Severance Plan”) in the event of a “change in control termination” or a “regular termination” (each as described below). Upon a change in control termination, Ms. Echard will be eligible to receive (i) a lump sum payment equal to 12 months of her base salary, (ii) a lump sum payment equal to 100% of her annual target cash bonus, (iii) full vesting acceleration of all outstanding equity awards (with any performance-based vesting awards deemed achieved at target level), and (iv) payment of group health insurance premiums for 12 months. Upon a regular termination, Ms. Echard will be eligible to receive (i) continued payment of her base salary for 9 months, (ii) a lump sum payment equal to 75% of her annual target cash bonus, and (iii) payment of group health insurance premiums for 9 months. All benefits under the Severance Plan are subject to Ms. Echard’s execution of an effective release of claims against the Company. For purposes of the Severance Plan, a “change in control termination” is a termination of Ms. Echard’s employment by the Company without “cause” (and not as a result of death or disability) or a resignation by Ms. Echard for “good reason” (each, as defined in the Severance Plan), that occurs during the period of time beginning three months before the closing of, and ending 12 months following the closing of, a “change in control” (as defined in the Severance Plan), referred to as the “change in control period.” A “regular termination” is a termination of Ms. Echard’s employment by the Company without cause that does not occur during a change in control period. No benefits are payable pursuant to the Severance Plan in the event of Ms. Echard’s retirement or voluntary resignation without good reason.
The foregoing summary descriptions of the Employment Agreement and the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Severance Plan, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Appointment of Mr. DeMott and Mr. Cox to the Company’s Board of Directors
On January 29, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Harry DeMott and Brent Cox to fill existing vacancies on the Board and to serve on the Board as a Class II directors until the Company’s 2026 annual meeting of stockholders and until their successor is duly appointed and qualified, or until their earlier death, resignation or removal, effective on February 1, 2026.
There are no arrangements or understandings between Messrs. DeMott and Cox and any other persons pursuant to which either was selected as a director. The Board has also determined that each of Messrs. DeMott and Cox is an “independent director” as determined in accordance with Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Messrs. DeMott and Cox that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
In connection with Messrs. DeMott and Cox’s appointments to the Board and pursuant to the Company’s Amended Non-Employee Director Compensation Policy, which is filed as Exhibit 10.3 to this Current Report, each of Messrs. DeMott and Cox was awarded an initial, one-time grant of restricted stock units with a value of approximately $400,000, vesting in three equal annual installments on the date of each of the first three annual meetings of the Company’s stockholders following the date of Messrs. DeMott and Cox’s appointment.
In connection with the aforementioned appointment to the Board, the Company entered into its standard indemnification agreement with Messrs. DeMott and Cox, which is filed as Exhibit 10.6# to the Company’s Current Report on Form 8-K (File No. 001-39021) filed with the SEC on June 21, 2021.
Item 7.01 Regulation FD Disclosure.
On February 3, 2026, the Company issued a press release announcing the appointment of Messrs. DeMott and Cox to the Board and the entry into an employment agreement with Ms. Echard. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Amended Non-Employee Director Compensation Policy
On January 29, 2026, as part of the Company’s regular review of the corporate governance and compensation practices of the Company and upon recommendation from the Compensation Committee, the Board approved, the Board approved an Amended and Restated Non-Employee Director Compensation Policy (the “Amended Non-Employee Director Compensation Policy”).
The purpose of the Amended Non-Employee Director Compensation Policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries. The Amended Non-Employee Director Compensation Policy is effective as of January 1, 2026 (the “Effective Date”).
The foregoing description of the Amended Non-Employee Director Compensation Policy is not complete and is subject to and qualified in its entirety by reference to the Amended Non-Employee Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Employment Agreement, effective January 30, 2026, by and between the Company and Susan Echard
10.2	Amended and Restated Severance and Change in Control Plan
10.3	Amended Non-Employee Director Compensation Policy
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2026

WM TECHNOLOGY, INC.

	By:	/s/ Susan Echard
Susan Echard
Chief Financial Officer